CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-281358, 333-287536, and 333-287537) and Form S-8 (Nos. 333-226323, 333-256314 and 333-272031, 333-279442, 333-282682, 333-283344, 333-283990, 333-284353, 333-284870, 333-285824, 333-286784, and 333-287534) of Replimune Group, Inc. of our report dated June 29, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 29, 2026
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